Statement of Company Policy On Insider Trading and Anti-Hedging Commercial Metals Company (the “Company”) and federal securities laws prohibit the purchase or sale of securities, including common stock, options to purchase common stock, preferred stock, bonds and other debt securities, convertible debentures, warrants and any other types of securities the Company may issue, as well as derivative securities not issued by the Company such as exchange-traded put or call options or swaps relating to securities of the Company (collectively, “securities”), while aware of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in the securities, of the Company. Insider trading violations are pursued vigorously by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority and the U.S. Attorney’s Office and are punished severely. While the regulatory authorities concentrate their efforts on the individuals who trade, or who disclose or “tip” inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” if they fail to take reasonable steps to prevent insider trading by company personnel. This Statement of Company Policy on Insider Trading and Anti-Hedging (this “Policy”) has been adopted both to promote compliance with federal securities laws and confirm the procedures which employees and directors of the Company must follow with respect to transactions in the Company’s securities and to help Company personnel avoid the severe consequences associated with violations of the insider trading laws. This Policy is also intended to prevent the appearance of improper conduct on the part of anyone employed by or associated with the Company (not just so-called insiders). We have all worked hard over the years to establish a reputation for integrity and ethical conduct, and violations of insider trading laws, or the appearance of trading improprieties, could result in costly damage to our hard-earned reputation. The Consequences The consequences of an insider trading violation can be severe: Traders and Tippers. Company personnel (or their tippees) who trade on inside information may be subject to the following penalties: • A civil penalty of up to three times the profit gained or loss avoided; • A criminal fine of up to $5,000,000 (no matter how small the profit); and • A jail term of up to twenty years. An employee who tips material nonpublic information to a person who then trades (a “tippee”) is subject to the same penalties as the tippee, even if such employee did not trade or profit from the tippee’s trading. Control Persons. The Company and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, may be subject to the following penalties: • A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation; and • A criminal penalty of up to $5,000,000 dollars. Additionally, an employee’s failure to comply with this Policy may subject the employee to disciplinary

2 actions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Statement of Policy It is the policy of the Company that no director, officer or other employee of the Company who is aware of material nonpublic information relating to the Company may, directly or through family members or other persons or entities: • Buy, gift or sell securities of the Company (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1 (such plan, a “trading plan”)); • engage in any other action to take personal advantage of such information; or • pass such information on to others outside the Company, including family and friends. In addition, it is the policy of the Company that no director, officer or other employee of the Company who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade, directly or through family members or other persons or entities, in such other company’s securities until the applicable information becomes public or is no longer material. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not exempt from this Policy. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career. Disclosure Of Information To Others. The Company is required under Regulation FD of the federal securities laws to avoid the selective disclosure of material nonpublic information. The Company has established procedures for releasing material information in a manner that is designed to meet the Company’s obligations for timely disclosure and achieve broad public dissemination of the information immediately upon its release. You may not, therefore, disclose material information to anyone outside the Company, including family members and friends, unless previously publicly disclosed by the Company. You also may not discuss the Company or its business in an internet “chat room”, on social media platforms or similar internet-based forums. Any discussions of material information about the Company or its business outside the provisions of this Policy could lead to liability for the insider (tipper) as well as the outsider (tippee). Material Information. Material information is any information that a reasonable investor would consider of significance, as part of the total mix of available information, in making a decision to buy, hold, or sell securities. Information may be significant for this purpose even if it would not alone determine the investor’s decision. Any information that could be expected to affect the Company’s stock price, whether it is positive or negative, should be considered material. Some other examples of information that ordinarily would be regarded as material are: • Projections of future earnings or losses, or other earnings guidance; • Internal financial information that is inconsistent with the consensus expectations of the investment community; • Financial or key operating data for significant operations or each business segment;

3 • Major changes in accounting methods or policies; • A pending or proposed merger, acquisition or tender offer, an important financing transaction, or other major transaction with another company or entity, such as a joint venture or significant licensing agreement; • A pending or proposed acquisition or disposition of a significant asset; • Stock repurchase programs, a change in dividend policy, the declaration of a stock split, or an offering of additional securities; • A change in executive management or board of directors; • Development of a significant new product or process; • The existence of severe liquidity problems; • Current or pending litigation or governmental action; • Disruptions in operations or losses, or other unauthorized access of Company property or systems; • Cybersecurity risks and incidents, including vulnerabilities and breaches; • The gain or loss of a significant customer or supplier; and • The extent to which external events, such as a pandemic or other worldwide, market or industry event, have had or will have a material impact on the Company’s operating results. Note that this list is merely illustrative and not exhaustive. Twenty-Twenty Hindsight. Anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. When Information is “Public”. “Nonpublic” means information that has not yet been disclosed generally to the marketplace. If you are aware of material nonpublic information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release or an SEC filing) and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until the second trading day after the information is released. For purposes of this Policy, a “trading day” shall mean any day on which the New York Stock Exchange (the “NYSE”) is open for trading. If, for example, the Company were to make an announcement on a Monday, and the NYSE is open for trading on Tuesday, you should not trade in the Company’s securities until Wednesday. If an announcement were made on a Friday, and the NYSE is open for trading on the following Monday, Tuesday generally would be the first eligible trading day. Transactions by Family Members. This Policy also applies to your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household but whose transactions in company securities are directed by you or are subject to your influence or control (such as parents, children, siblings, or in-laws who consult with you before they trade in company

4 securities). You are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with you before they trade in the Company’s securities. Transactions by Entities that You Influence or Control. This Policy also applies to any entities that you influence or control, including any corporations, partnerships or trusts (collectively referred to as “Controlled Entities”), and transactions by these Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for your own account. Transactions Under Company Plans Stock Option Exercises. This Policy does not apply to the exercise of an employee stock option, or, if permitted by the plan and option agreement, to the election to withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of stock as part of a broker-assisted “cashless” exercise of an option, or any other sale of the Company’s stock for the purpose of generating the cash needed to pay the exercise price of an option. Employee Stock Purchase Plan. This Policy does not apply to purchases of Company stock in the general employee stock purchase plan resulting from your periodic contribution of money to the plan pursuant to the election you made at the time of your enrollment in the plan. Rule 10b-5-1 Trading Plan Guidelines From time to time, officers, directors and employees of the Company may enter into trading plans with respect to our securities. This Policy requires that such trading plans (i) comply with all requirements of SEC Rule 10b5-1, which provides an affirmative defense against a claim of insider trading if an insider’s trades are made pursuant to a written plan that was adopted or modified in good faith at a time when the insider was not aware of material nonpublic information, including the requirements set forth below, and (ii) be expressly authorized by the Company’s Chief Legal Officer. Additionally, insiders must report any modification or termination of a trading plan to the Company’s Chief Legal Officer on the date of such modification or termination. Directors, officers and certain key employees are subject to additional restrictions on their transactions in Company securities, including compliance with prohibitions on trading during scheduled and event-specific blackout periods and the obligation to first obtain pre-clearance from the Company’s Chief Legal Officer before engaging in any transaction in securities, which are described in a separate memorandum. Cooling-Off Periods. You may only enter into a trading plan when you are not in possession of material non-public information. If you enter into a trading plan, you will be subject to a cooling-off period, which is the time between the adoption or modification of a trading plan and when the first trade under such plan may occur. With respect to directors and officers, the applicable cooling-off period is the later of (i) 90 days after the adoption or modification of the trading plan or (ii) two business days following the filing of the Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted or modified. In any event, the required cooling-off period is not to exceed 120 days following adoption or modification of the trading plan. With respect to persons other than directors or officers, the applicable cooling-off period is 30 days after the adoption or modification of the trading plan. Multiple Overlapping Plans. You generally will be prohibited from having more than one trading plan for open market purchases or sales of the Company’s securities. You may maintain two separate trading plans for open market purchases or sales of the Company’s securities if trading under the later-commencing plan is not authorized to begin until after all trades under the earlier-commencing plan are completed or expire without execution. If the first trading plan is terminated early, the first trade under the later- commencing plan, however, must not be scheduled to occur until after the effective cooling-off period following the termination of the earlier trading plan.

5 Multiple Single-Use Plans. In any 12-month period, you are limited to one “single-trade plan”, which is a trading plan designed to effect the open market purchase or sale of the total amount of the securities subject to the plan as a single transaction. A trading plan will not be treated as a single-trade plan if, for example, it gives your agent discretion over whether to execute the trading plan as a single transaction, or provides that your agent’s future acts will depend on events or data not known at the time the plan is entered into and it is reasonably foreseeable at the time the trading plan is entered into that the trading plan might result in multiple trades. Certifications. When adopting a new or modified trading plan, a director, officer or other employee must also certify that he or she is (i) not aware of material nonpublic information about the Company or its securities at the time of entering into or modifying the trading plan and (ii) adopting or modifying the trading plan in good faith and not as part of a plan or scheme to evade the prohibitions of SEC Rule 10b-5. Additional Prohibited Transactions. The Company considers it improper and inappropriate for any director, officer or other employee of the Company to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that directors, officers and other employees may not engage in any of the following transactions: Short Sales. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy. In addition, Section 16(b) of the Securities Exchange Act of 1934 prohibits certain officers and directors from engaging in short sales. Publicly Traded Options. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that the director or employee is trading based on inside information. Transactions in options also may focus the director’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls, forwards, futures or other derivative securities on an exchange or in any other organized market, are prohibited by this Policy. Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, the Company strictly prohibits you from engaging in any hedging of the Company’s stock. Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Post-Termination Transactions. This Policy and federal and state security laws continues to apply to your transactions in Company securities, or the securities of other public companies with which the Company does business, even after your directorship or employment with the Company has been terminated. If you are in possession of material nonpublic information when your relationship terminates, you may not trade in Company securities until that information has become public or is no longer material.

6 Company Assistance. Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Company’s Chief Legal Officer. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual director, officer or other employee. In all cases, the responsibility for determining whether a director, officer or other employee is in possession of material nonpublic information rests with that individual, and any action on the part of the Company, the Company’s Chief Legal Officer or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate any director, officer or other employee from liability under applicable securities laws. Policy Certification. All directors and employees must certify their understanding of and intent to comply with this Policy. This will be accomplished as a part of the certification related to the Code of Business Conduct and Ethics distributed annually. Directors, officers and certain key employees are subject to additional restrictions on their transactions in Company securities, which are described in a separate memorandum. Jody Absher SVP, Chief Legal Officer and Corporate Secretary